Exhibit 99.1

Muzak Holdings LLC Announces First Quarter Results

    FORT MILL, S.C.--(BUSINESS WIRE)--May 15, 2006--Muzak Holdings LLC ("Muzak" or the "Company"), the leading provider of business music services in the United States, today announced financial results for the quarter ended March 31, 2006.
    Music and other business services revenue for the quarter ended March 31, 2006 was $47.5 million, a 1.4% increase, compared to $46.8 million for the quarter ended March 31, 2005. Equipment sales and related services revenue declined to $12.0 million in the quarter ended March 31, 2006 as compared to $14.1 million in 2005. The reduction in equipment sales and related services is consistent with our revised business plan. As a result, total revenue for the quarter ended March 31, 2006 was $59.5 million, a 2.4% decrease, compared to $60.9 million for the quarter ended March 31, 2005.
    The Company evaluates its operating performance using several measures, two of them being EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) and EBITDA as defined in our indentures, of which the primary difference is the exclusion of non-cash items. Since EBITDA as defined in the indentures is used to determine our ability to incur additional indebtedness, the Company believes it provides useful information to our investors. EBITDA was $14.4 million for the quarter ended March 31, 2006, an increase of $0.2 million or 1.2% as compared to $14.2 million in the quarter ended March 31, 2005. EBITDA as defined in our indentures, which excludes non-cash items, was $15.0 million, an increase of $0.6 million or 3.7% as compared to $14.4 million in the 2005 period. The non-cash items excluded were comprised of the write-off of capitalized installation labor upon client contract terminations of $0.6 million and $0.5 million in the quarters ended March 31, 2006 and 2005, respectively.
    EBITDA is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, net income as a measure of performance, as determined in accordance with generally accepted accounting principles, known as GAAP. Net loss for the quarter ended March 31, 2006 was $11.1 million as compared to $11.4 million in the prior year. See attached reconciliation from net loss to EBITDA and to EBITDA as defined by the indentures.
    The Company generated a net cash increase of $0.9 million for the three months ended March 31, 2006 versus a net cash usage of $6.0 million for the three months ended March 31, 2005. This $7.0 million cash flow improvement in the first quarter, on a year-over-year basis, is primarily attributable to lower capital investments and the implementation of a standardized pricing initiative, which were both key components of our revised business plan implemented on June 24, 2005. The net investment made in new subscriber locations was $6.9 million for the quarter ended March 31, 2006. This investment is comprised of a gross investment of $7.8 million offset by $0.9 million of installation revenue received. This represents a 37% reduction to the first quarter 2005 net investment, which was $11.1 million. Reductions in both accounts receivable and inventory balances, as well as a non-recurring $4.4 million royalty payment made in first quarter of 2005, also contributed to this cash flow improvement.
    Muzak Holdings LLC will have a conference call on May 15, 2006 at 11:00 a.m. (Eastern Standard Time) to discuss first quarter results. The call in number is 1-800-756-4697 and the access code is 5612. A replay of the call will be available for one week beginning at 1:00 p.m. on May 16, 2006. The replay number is 1-800-756-3819 and the access code is 207089.
    Muzak, the leading audio imaging company, enhances brands and creates experiences with AUDIO ARCHITECTURE(TM) and MUZAK VOICE(TM). More than 100 million people hear Muzak programs each day. We deliver music, messaging, and sound system design through more than 200 sales and service locations.
    The above statements include forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as "anticipate", "believe", "intend", "expect", "anticipate", "could", "may", "will" and similar expressions and include references to assumptions that the Company believes are reasonable and relate to our future prospects, developments and business strategies. Forward-looking statements involve risks and uncertainties, including, but not limited to those related to the Company's substantial leverage and debt service requirements, restrictions imposed by the terms of the Company's indebtedness, our history of net losses, our lack of readily available funds to borrow, our dependence on satellite delivery of our products, our dependence on third parties to license music rights, possible disruption poised by new business strategies and initiatives, the impact of natural disasters on our client locations and our support facilities, future capital requirements, the impact of competition and technological change, the availability of cost-effective programming, the impact of legislation and regulation, our dependence on the contributions of key personal, the ability to control or impact client cancellations, potential conflicts poised by the significant ownership stake of our controlling equity holder, risks associated with the effect of general economic conditions and the other factors discussed in the Company's filings with the Securities and Exchange Commission. Actual results could differ materially from these forward-looking statements. The Company undertakes no obligation to update these forward-looking statements.


                          Muzak Holdings LLC
                         Financial Highlights
                        -----------------------
                        (unaudited, dollars in
                              thousands)



                             Quarter Ended

                         3/31/2006   3/31/2005  % Change   12/31/2005
                         ----------  ---------- ---------  -----------
Selected Operations Data

 Revenues
   Music and Other
    Business Services   $   47,492  $   46,831       1.4% $    47,093
   Equipment Sales and
    Related Services        11,957      14,093     -15.2%      15,707
                         ----------  ---------- ---------  -----------
     Total Revenues         59,449      60,924      -2.4%      62,800
                         ----------  ---------- ---------  -----------

 Cost of Revenues
   Music and Other
    Business Services       11,069      10,079       9.8%      10,929
   Equipment Sales and
    Related Services        13,432      13,576      -1.1%      15,090
                         ----------  ---------- ---------  -----------
     Total Cost of
      Revenues              24,501      23,655       3.6%      26,019
                         ----------  ---------- ---------  -----------

 Selling, General and
  Administrative
   Amortization of
    Commissions              4,081       4,543     -10.2%       4,246
   Other Selling,
    General and
    Administrative (1)      16,266      18,478     -12.0%      16,330
                         ----------  ---------- ---------  -----------
     Total Selling,
      General and
      Administrative        20,347      23,021     -11.6%      20,576
                         ----------  ---------- ---------  -----------

 Restructuring Charges(2)      339           -         -            -
 Other (income) expense       (142)         12   -1283.3%         (57)
                         ----------  ---------- ---------  -----------

  EBITDA (3)            $   14,404  $   14,236       1.2% $    16,262
                         ==========  ========== =========  ===========
    EBITDA Margin             24.2%       23.4%                  25.9%


Other financial data

 EBITDA per the
  indentures            $   14,975  $   14,443            $    16,796
 Muzak LLC Interest
  Expense                   11,625      10,586                 11,634
 Muzak Holdings LLC
  Interest Expense          12,440      11,400                 12,449
 Muzak LLC Net Debt to        7.08x       7.15x                  6.34x
  EBITDA (4)
 Muzak Holdings LLC Net       7.49x       7.57x                  6.70x
  Debt to EBITDA (4)

Balance sheet data (end
 of period)

 Cash Balance (5)       $   18,703  $    2,826            $    17,716
 Muzak LLC Total Debt(6)   441,231     415,928                441,851
 Muzak Holdings LLC
  Total Debt (6)           465,476     440,173                466,096


(1) Selling, general, and administrative expenses include $0.6 million and $0.5 million capitalized labor impairment charges for the quarter ended March 31, 2006 and March 31, 2005, respectively.

    Selling, general, and administrative expenses for the three months ended March 31, 2005 includes a $1.0 million charge for the settlement with DMX Music, Inc and associated legal expenses of $0.6 million.

(2) Restructuring charges include $0.3 million of severance relating to implementation of a field management reorganization implemented in January 2006.

(3) Represents net income before interest, income tax benefit (expense), depreciation and amortization. The Company evaluates performance using several measures, one of them being EBITDA as defined by our Senior Discount Notes, Senior Subordinated Notes, and Senior Notes indentures (the "Notes"). EBITDA is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, net income as a measure of performance, as determined in accordance with generally accepted accounting principles, known as GAAP. However, management believes that EBITDA provides useful information because EBITDA as defined by our Notes indentures is used to determine our ability to incur additional indebtedness. The following tables provides a reconciliation from net income to EBITDA and to EBITDA as defined in the Notes.




                                              Three months ended
                                          Q1 2006   Q1 2005   Q4 2005
                                         -----------------------------
Net Loss                                 $ (11,098) $(11,443) $(9,548)
Interest expense                            12,440    11,400   12,449
Taxes                                          (80)      (52)    (114)
Depreciation and amortization               13,142    14,331   13,475
                                          ---------  --------  -------
EBITDA                                      14,404    14,236   16,262
                                          ---------  --------  -------
Non-cash items                                 571       207      534
                                          ---------  --------  -------
EBITDA pursuant to the Notes             $  14,975  $ 14,443  $16,796
                                          =========  ========  =======




(4) Reflects Total Debt described in (6) below less unrestricted cash divided by EBITDA per the Notes on a Last Quarter Annualized
    Basis.

(5) March 31, 2006 cash balance includes restricted cash of $1.7 million, which was used to cash collateralize letters of credit.

(6) Total Debt excludes $1.8 million of debt of a subsidiary that is non-recourse to the Company.


    CONTACT: Muzak Holdings LLC
             Chris Boulware, 803-396-3000